As filed with the Securities and Exchange Commission on July 25, 2008
Registration No. 333-146997

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
Post-Effective
Amendment No. 3

TIGER RENEWABLE ENERGY LTD.
(Exact name of registrant as specified in its charter)

Nevada	2860	84-1665042
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

6600 Trans-Canada, Suite 519
Pointe-Claire, Quebec H9R 4S2
Canada
514-771-3795
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporate Creations Network Inc.
8275 South Eastern Avenue, Suite 200-47
Las Vegas, NV 89123
(800) 672-9110
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Travis L. Gering, Esq.
Wuersch & Gering LLP
100 Wall Street, 21st  Floor
New York, NY 10005
(212) 509-5050

Approximate date of commencement of proposed sale to the public: From time-to-time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐    Accelerated filer  ☐  Non-accelerated filer  ☐  Smaller reporting company ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note: This Post-Effective Amendment Number 3 is being filed solely to add Exhibit 16. This Amendment No. 3 does not modify the preliminary prospectus constituting Part I. Accordingly, the preliminary prospectus has not been included in this Amendment No. 3.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by Section 78.7502 of the Nevada Revised Statutes, Article VIII of the Company’s Bylaws indemnifies any officer, director or control person of the Company from liability, thereby making the Company responsible for any expenses or damages incurred by such officer, director or control person in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

In addition, at the present time, each member of the Company's board of directors and each officer of the Company (each such individual, an "Indemnitee") has entered into an indemnification agreement (the "Indemnification Agreement") with the Company, pursuant to which the Company has agreed to indemnify Indemnitee for, and hold Indemnitee harmless from and against, any Losses or Expenses (as such terms are defined in the Indemnification Agreement) at any time incurred by or assessed against Indemnitee arising out of or in connection with the service of Indemnitee as a director, advisory director, Board Committee member, officer, employee or agent of the Company or of an Affiliate, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as an Officer or Director of the Company or of an Affiliate, to the fullest extent permitted by law.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$715.62
Printing Expenses	$2,000.00
Accounting/administrative Fees and Expenses	$30,000.00
Legal Fees/Expenses	$23,000.00
Transfer Agent Fees	$2,500.00
Miscellaneous Expenses	$2,000.00
TOTAL	$60,215.62

RECENT SALES OF UNREGISTERED SECURITIES

September 1, 2006 issuance of 5,000,000 Shares of Restricted Common Stock

On September 1, 2006, the Company and Gallant Energy International Inc. (“Gallant”) entered into an Agreement pursuant to which Gallant sold to the Company its right to form a joint venture with certain Chinese entities to develop facilities for the production of ethanol in the People’s Republic of China, in exchange for the issuance of 5,000,000 shares of the Company’s restricted common stock.  The president of the Company is also the sole person exercising voting and investment control over the securities of the Company held by Gallant. As such, this transaction valued at $143,000 was recorded as compensation paid to Gallant as a result of providing the Company with the opportunity to form a joint venture in China for the production of ethanol. Upon the issuance of these 5,000,000 shares of the Company’s restricted common stock, Gallant owned 33% of the Company.  The Company entered into the aforementioned transaction in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, including Regulation S.

The Company’s shares of restricted common stock are securities which have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold except as follows: (a) in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S promulgated under the Securities Act; (b) pursuant to the exemption from registration provided by Rule 144 promulgated under the Securities Act (if available) or another then available exemption under the Securities Act and state securities laws; (c) in a transaction that does not require registration under the Securities Act or any applicable state laws, or (d) pursuant to a registration statement which has been declared effective by the U.S. Securities and Exchange Commission (and which continues to be effective at the time of transfer of such securities).

December 6, 2006 issuance of 250,000 Shares of Common Stock

On November 1, 2006, the Company entered into a Common Stock Purchase Agreement with Portu Finance Inc. (the “Portu Stock Purchase Agreement”). Pursuant to the Portu Stock Purchase Agreement, Portu Finance Inc. paid five hundred thousand dollars ($500,000) to purchase from the Company (i) 250,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 125,000 shares of the company's common stock at an exercise price initially set at $2.50 per share. These Warrants cannot be exercised on a cashless basis. The relative fair value of the common stock is $396,000 and the relative fair value of the warrants is $104,000. Pursuant to the Portu Stock Purchase Agreement, the Series A Warrants which have been granted shall expire on December 6, 2008, and contain customary adjustment provisions in the event of changes in the capitalization of the Company. On December 6, 2006, pursuant to the Portu Stock Purchase Agreement, the Company (i) issued 250,000 shares of the Company’s common stock; and (ii) issued Series A Warrants to purchase up to an additional 125,000 shares of the Company’s common stock. The total purchase price paid for the common stock and Series A Warrants pursuant to the Portu Stock Purchase Agreement was $500,000.  No underwriting discounts or commissions were paid. The aforementioned stock issuance transaction was made with non-U.S. persons and was undertaken by the Company in reliance upon the exemption from securities registration of Regulation S of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

January 12, 2007 issuance of 500,000 Shares of Common Stock

On November 1, 2006, the Company entered into Common Stock Purchase Agreements with each of VP Bank (Schweiz) AG and Sal. Oppenheim Jr. & Cie (Schweiz) AG (each a “Common Stock Purchase Agreement,” and collectively the “Common Stock Purchase Agreements”). Pursuant to the Common Stock Purchase Agreement between the Company and VP Bank (Schweiz) AG, VP Bank (Schweiz) AG paid five hundred and fifty thousand dollars ($550,000) to purchase from the Company (i) 275,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 137,500 shares of the Company's common stock at an exercise price initially set at $2.50 per share. These Warrants cannot be exercised on a cashless basis. The relative fair value of the common stock is $436,000 and the relative fair value of the warrants is $114,000. Pursuant to the Common Stock Purchase Agreement between the Company and Sal. Oppenheim Jr. & Cie (Schweiz) AG, Sal. Oppenheim Jr. & Cie (Schweiz) AG paid four hundred and fifty thousand dollars ($450,000) to purchase from the Company (i) 225,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 112,500 shares of the Company's common stock at an exercise price initially set at $2.50 per share. These Warrants cannot be exercised on a cashless basis. The relative fair value of the common stock is $356,000 and the relative fair value of the warrants is $94,000. Pursuant to each of the Common Stock Purchase Agreements, the Series A Warrants which have been granted shall expire on January 12, 2009, and contain customary adjustment provisions in the event of changes in the capitalization of the Company. On January 12, 2007, pursuant to the two Common Stock Purchase Agreements described above, the Company (i) issued 500,000 shares of the Company’s common stock; and (ii) issued Series A Warrants to purchase up to an additional 250,000 shares of the Company’s common stock. The total purchase price paid for the common stock and Series A Warrants pursuant to the Common Stock Purchase Agreements was $1,000,000. No underwriting discounts or commissions were paid. The aforementioned stock issuance transactions were made with non-U.S. persons and were undertaken by the Company in reliance upon the exemption from securities registration of Regulation S of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

March 8, 2007 sale of 500,000 Shares of Common Stock

On March 8, 2007, the Company entered into Common Stock Purchase Agreements with each of Emper Overseas S.A and Aton Select Fund Limited (each a “Common Stock Purchase Agreement,” and collectively the “Common Stock Purchase Agreements”). Pursuant to the Common Stock Purchase Agreement between the Company and Emper Overseas S.A, Emper Overseas S.A paid five hundred thousand dollars ($500,000) to purchase from the Company (i) 250,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 125,000 shares of the Company's common stock at an exercise price initially set at $2.50 per share. These Warrants cannot be exercised on a cashless basis. The relative fair value of the common stock is $360,000 and the relative fair value of the warrants is $140,000. The shares were formally issued on March 30, 2007. Pursuant to the Common Stock Purchase Agreement between the Company and Aton Select Fund Limited, Aton Select Fund Limited paid five hundred thousand dollars ($500,000) to purchase from the Company (i) 250,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 125,000 shares of the Company's common stock at an exercise price initially set at $2.50 per share. These Warrants cannot be exercised on a cashless basis. The relative fair value of the common stock is $360,000 and the relative fair value of the warrants is $140,000. The shares were formally issued on March 30, 2007. Pursuant to each of the Common Stock Purchase Agreements, the Series A Warrants which have been granted shall expire on March 30, 2009, and contain customary adjustment provisions in the event of changes in the capitalization of the Company. The aforementioned stock issuance transactions were made with non-U.S. persons and were undertaken by the Company in reliance upon the exemption from securities registration of Regulation S of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

March 14 and 15, 2007 issuance of 120,000 Shares of Common Stock

On March 14, 2007, the Company issued sixty thousand (60,000) shares of common stock to Mr. James Leung an officer of the Company following the reception of a duly filled notice of exercise of common stock options.

On March 15, 2007, the Company issued sixty thousand (60,000) shares of common stock to Mr. Claude Pellerin a director following the reception of a duly filled notice of exercise of common stock options.

The aforementioned stock issuance transactions were made with non-U.S. persons and were undertaken by the Company in reliance upon the exemption from securities registration of Regulation S of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

March 16, 2007 sale of 750,000 Shares of Common Stock

On March 16, 2007, the Company entered into Common Stock Purchase Agreements with Capinvest LLC (the “Capinvest Common Stock Purchase Agreement”). Pursuant to the Common Stock Purchase Agreement between the Company and Capinvest LLC, Capinvest LLC paid one million and five thousand dollars ($1,500,000) to purchase from the Company (i) 750,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 375,000 shares of the Company's common stock at an exercise price initially set at $2.50 per share. These Warrants cannot be exercised on a cashless basis. The relative fair value of the common stock is $1,079,000 and the relative fair value of the warrants is $421,000. The shares were formally issued on March 30, 2007. Pursuant to Capinvest Common Stock Purchase Agreement, the Series A Warrants which have been granted shall expire on March 30, 2009, and contain customary adjustment provisions in the event of changes in the capitalization of the Company.

On March 30, 2007, pursuant to the Emper Overseas S.A, Aton Select Fund Limited and Capinvest LLC Common Stock Purchase Agreements described above, the Company (i) issued 1,250,000 shares of the Company’s common stock; and (ii) issued Series A Warrants to purchase up to an additional 625,000 shares of the Company’s common stock. The total purchase price paid for the common stock and Series A Warrants pursuant to the Common Stock Purchase Agreements was $2,500,000. No underwriting discounts or commissions were paid.

The aforementioned stock issuance transactions were made with non-U.S. persons and were undertaken by the Company in reliance upon the exemption from securities registration of Regulation S of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

April 20, 2007 issuance of 250,000 Shares of Common Stock

On March 10, 2007, the Company entered into a Common Stock Purchase Agreement with Simeon Securities S.A. (the “Simeon Securities S.A. Common Stock Purchase Agreement”). Pursuant to the Common Stock Purchase Agreement between the Company and Simeon Securities S.A., Simeon Securities S.A. paid five hundred thousand dollars ($500,000) to purchase from the Company (i) 250,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 125,000 shares of the company's common stock at an exercise price initially set at $2.50 per share. These Warrants cannot be exercised on a cashless basis. The relative fair value of the common stock is $359,000 and the relative fair value of the warrants is $141,000. The shares were formally issued on April 20, 2007. Pursuant to the Simeon Securities S.A. Common Stock Purchase Agreement, the Series A Warrants which have been granted shall expire on April 20, 2009, and contain customary adjustment provisions in the event of changes in the capitalization of the Company. On April 20, 2007, pursuant to the Stock Purchase Agreements described above, the Company (i) issued 250,000 shares of the Company’s common stock; and (ii) issued Series A Warrants to purchase up to an additional 125,000 shares of the Company’s common stock. The total purchase price paid for the common stock and Series A Warrants pursuant to the above mentioned Stock Purchase Agreements was $500,000.  No underwriting discounts or commissions were paid. The aforementioned stock issuance transaction was made with non-U.S. persons and was undertaken by the Company in reliance upon the exemption from securities registration of Regulation S of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

May 9, 2007 issuance of 40,000 Shares of Common Stock

On May 9, 2007, the Company issued forty thousand (40,000) shares of common stock to Mr. Gilles Simard a former officer of the Company following the reception of a duly filled notice of exercise of common stock options. The aforementioned stock issuance transaction was made with non-U.S. persons and was undertaken by the Company in reliance upon the exemption from securities registration of Regulation S of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

July 27, 2007 sale of 750,000 Shares of Common Stock

On July 27, 2007, the Company entered into a Common Stock Purchase Agreement with Adagio Marine Ltd (the “Adagio Marine Ltd Common Stock Purchase Agreement”). Pursuant to the Adagio Marine Ltd Common Stock Purchase Agreement, Adagio Marine Ltd paid one million five hundred thousand dollars ($1,500,000) to purchase from the Company (i) 750,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 375,000 shares of the Company's common stock at an exercise price initially set at $2.50 per share. These Warrants cannot be exercised on a cashless basis. The relative fair value of the common stock is $1,082,000 and the relative fair value of the warrants is $418,000. The shares were formally issued on July 27, 2007. Pursuant to the Adagio Marine Inc. Common Stock Purchase Agreement, the Series A Warrants which have been granted shall expire on July 27, 2009, and contain customary adjustment provisions in the event of changes in the capitalization of the Company. On July 27, 2007, pursuant to the Stock Purchase Agreement described above, the Company (i) issued 750,000 shares of the Company’s common stock; and (ii) issued Series A Warrants to purchase up to an additional 375,000 shares of the Company’s common stock. The total purchase price paid for the common stock and Series A Warrants pursuant to the above mentioned Stock Purchase Agreement was $1,500,000.  No underwriting discounts or commissions were paid. The aforementioned stock issuance transaction was made with non-U.S. persons and was undertaken by the Company in reliance upon the exemption from securities registration of Regulation S of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

August 3, 2007 issuance of 60,000 Shares of Common Stock

On August 3, 2007, the Company issued sixty thousand (60,000) shares of common stock to Mr. Naim Kosaric a director following the reception of a duly filled notice of exercise of common stock options. The aforementioned stock issuance transaction was made with non-U.S. persons and was undertaken by the Company in reliance upon the exemption from securities registration of Regulation S of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

June 25, 2008 issuance of 771,070 Shares of Common Stock

On June 25, 2008, the Company issued seven hundred seventy one thousand and seventy (771,070) shares of common stock to DT Crystal Holdings Limited. The shares were issued following an Exchange Agreement between the Company and DT Crystal Holdings Limited. The Company owed $462,642 to DT Crystal Holdings Limited as of June 19, 2008 and concluded an Exchange Agreement whereby the debt and accrued interest were exchange for common shares of the Company at an exchange rate equal to the average of the selling price of the Company’s Common Stock traded during the Fifteen (15) business days prior to the day of closing minus a 7.5% discount. The aforementioned stock issuance transaction was made with non-U.S. persons and was undertaken by the Company in reliance upon the exemption from securities registration of Regulation S of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

EXHIBITS

The following exhibits are included as part of this Form S-1/A. References to "the Company" in this Exhibit List mean Tiger Renewable Energy Ltd., a Nevada corporation.

Exhibit No.	Description of Exhibits

Exhibit 3.1	Articles of Incorporation, incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on December 17, 2004.

Exhibit 3.2	Bylaws, incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on December 17, 2004.

Exhibit 3.3	Articles of Incorporation, as amended, incorporated by reference to Exhibit 3.3 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on November 30, 2006.

Exhibit 3.4	Amendment to the Company’s Bylaws, incorporated by reference to Exhibit 3.4 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on July 17, 2007.

Exhibit 5.1
Opinion of Michael Morrison, Nevada counsel to the Company. Opinion based upon Nevada state law. Incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-1/A, filed with the Securities and Exchange Commission on March 4, 2008.

Exhibit 10.1	Subscription Agreement, incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on December 17, 2004.

Exhibit 10.2
Purchase Agreement, dated as of September 1, 2006, between the Company and Gallant Energy International Inc., incorporated by reference to Exhibit 10.2 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on September 18, 2006.

Exhibit 10.3
Securities Purchase Agreement, dated as of June 5, 2006, between Nigel Johnson, Alfred Nutt, Fiducie Chevrette, Gaetan Leonard, Lai Yin Cheung, Capex Investments Limited, and Sun Rich International Limited, incorporated by reference to Exhibit 10.3 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on October 23, 2006.

Exhibit 10.4	Form of Indemnification Agreement, incorporated by reference to Exhibit 10.4 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on October 23, 2006.

Exhibit 10.5
Loan Agreement, dated as of September 30, 2006, between the Company and Asset Protection Fund Limited, incorporated by reference to Exhibit 10.5 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on October 23, 2006.

Exhibit 10.6
Letter of Intent, dated as of December 29, 2006, between the Company and Xinjiang Yili Agricultural Division Supply and Sales Company, incorporated by reference to Exhibit 10.6 to the Company’s Report on Form 10-KSB, filed with the Securities and Exchange Commission on March 15, 2007.

Exhibit 10.7
Purchase Agreement, dated as of December 29, 2006, between Xinjiang Yajia Distillate Company Limited and Xinjiang Yili Agricultural Division Supply and Sales Company, incorporated by reference to Exhibit 10.7 to the Company’s Report on Form 10-KSB, filed with the Securities and Exchange Commission on March 15, 2007.

Exhibit 10.8
Stock Purchase Agreement by and between the Company and Emper Overseas S.A, dated March 8, 2007, incorporated by reference to Exhibit 10.8 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on July 16, 2007.

Exhibit 10.9
Series A Warrant issued to Emper Overseas S.A, dated March 8, 2007, incorporated by reference to Exhibit 10.9 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on July 16, 2007.

Exhibit 10.10
Stock Purchase Agreement by and between the Company and Aton Select Fund Limited, dated March 8, 2007, incorporated by reference to Exhibit 10.10 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on July 16, 2007.

Exhibit 10.11
Series A Warrant issued to Aton Select Fund Limited, dated March 8, 2007, incorporated by reference to Exhibit 10.11 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on July 16, 2007.

Exhibit 10.12
Stock Purchase Agreement by and between the Company and Simeon Securities S.A., dated March 12, 2007, incorporated by reference to Exhibit 10.8 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on July 16, 2007.

Exhibit 10.13
Series A Warrant issued to Simeon Securities S.A., dated March 10, 2007, incorporated by reference to Exhibit 10.13 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on July 16, 2007.

Exhibit 10.14
Stock Purchase Agreement by and between the Company and Capinvest LLC, dated March 16, 2007, incorporated by reference to Exhibit 10.14 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on July 16, 2007.

Exhibit 10.15
Series A Warrant issued to Capinvest LLC, dated March 16, 2007, incorporated by reference to Exhibit 10.15 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on July 16, 2007.

Exhibit 10.16
Stock Purchase Agreement by and between the Company and Adagio Marine Ltd, dated July 27, 2007, incorporated by reference to Exhibit 10.16 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on September 20, 2007.

Exhibit 10.17
Series A Warrant issued to Adagio Marine Ltd, dated July 27, 2007, incorporated by reference to Exhibit 10.17 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on September 20, 2007.

Exhibit 10.18
Stock Purchase Agreement by and between the Company and VP Bank (Schweiz) AG, dated November 1, 2006, incorporated by reference to Exhibit 10.18 to the Company’s Report on Form 10-KSB, filed with the Securities and Exchange Commission on October 19, 2007.

Exhibit 10.19
Series A Warrant issued to VP Bank (Schweiz) AG, dated November 1, 2006, incorporated by reference to Exhibit 10.19 to the Company’s Report on Form 10-KSB, filed with the Securities and Exchange Commission on October 19, 2007.

Exhibit 10.20
Stock Purchase Agreement by and between the Company and Sal. Oppenheim Jr. & Cie (Schweiz) AG, dated November 1, 2006, incorporated by reference to Exhibit 10.20 to the Company’s Report on Form 10-KSB, filed with the Securities and Exchange Commission on October 19, 2007.

Exhibit 10.21
Series A Warrant issued to Sal. Oppenheim Jr. & Cie (Schweiz) AG, dated November 1, 2006, incorporated by reference to Exhibit 10.21 to the Company’s Report on Form 10-KSB, filed with the Securities and Exchange Commission on October 19, 2007.

Exhibit 10.22
Stock Purchase Agreement by and between the Company and Portu Finance Inc., dated November 1, 2006, incorporated by reference to Exhibit 10.22 to the Company’s Report on Form 10-KSB, filed with the Securities and Exchange Commission on October 19, 2007.

Exhibit 10.23
Series A Warrant issued to Portu Finance Inc., dated November 1, 2006, incorporated by reference to Exhibit 10.23 to the Company’s Report on Form 10-KSB, filed with the Securities and Exchange Commission on October 19, 2007.

Exhibit 10.24	Joint Venture Agreement by and between the Company, Xinjiang Wangye Brewing Co. Ltd. and Guangdong Kecheng Trading Co., dated as of November 23, 2006.

Exhibit 10.25	Memorandum by and between the Company, Xinjiang Wangye Brewing Co. Ltd. and Guangdong Kecheng Trading Co., dated as of November 25, 2006.

Exhibit 10.26	Memorandum by and between the Company, Xinjiang Wangye Brewing Co. Ltd. and Guangdong Kecheng Trading Co., dated as of June 6, 2007.

Exhibit 14.1	Code of Conduct, incorporated by reference to Exhibit 14.1 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on August 31, 2006.

Exhibit 14.2	Equity Incentive Plan, incorporated by reference to Exhibit 14.2 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on October 23, 2006.

Exhibit 14.3	Audit Committee Charter, incorporated by reference to Exhibit 14.3 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on October 23, 2006.

Exhibit 14.4	Whistleblower Procedures Policy, incorporated by reference to Exhibit 14.4 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on October 23, 2006.

Exhibit 14.5	Governance Charter, incorporated by reference to Exhibit 14.5 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on October 23, 2006.

Exhibit 14.6	Compensation Charter, incorporated by reference to Exhibit 14.6 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on October 23, 2006.

Exhibit 16	Letter of Malone & Bailey, PC to the Commission, dated as of July 18, 2008.

Exhibit 21
List of Subsidiaries, incorporated by reference to Exhibit 21 to Post-Effective Amendment No. 2 to the Company’s registration statement on Form S-1/A, filed with the Securities and Exchange Commission on July 21, 2008.

Exhibit 23.1
Consent of Raymond Chabot Grant Thornton LLP, incorporated by reference to Exhibit 23.1 to Post-Effective Amendment No. 2 to the Company’s registration statement on Form S-1/A, filed with the Securities and Exchange Commission on July 21, 2008.

Exhibit 23.2
Consent of Malone & Bailey, PC, incorporated by reference to Exhibit 23.2 to Post-Effective Amendment No. 2 to the Company’s registration statement on Form S-1/A, filed with the Securities and Exchange Commission on July 21, 2008.

Exhibit 23.3	Consent of Michael Morrison, Nevada counsel to the Company (included in Exhibit 5.1).

Exhibit 24.1	Power of Attorney, incorporated by reference to Exhibit 24.1 to the Company's Registration Statement on Form S-1/A, filed with the Securities and Exchange Commission on March 17, 2008.

Exhibit 24.2
Power of Attorney, incorporated by reference to Exhibit 24.2 to Post-Effective Amendment No. 2 to the Company’s registration statement on Form S-1/A, filed with the Securities and Exchange Commission on July 21, 2008.

Exhibit 99.1	Form of Subscription Agreement, incorporated by reference to Exhibit 99.1 to the Company’s registration statement on Form SB-2/A, filed with the Securities and Exchange Commission on January 29, 2008.

UNDERTAKINGS

The undersigned registrant hereby undertakes to:

1.	File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)(Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)	Include any additional or changed material information on the plan of distribution.

2.
For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement relating of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.
For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (ss.230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b)(ss.230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss.230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1/A and authorized this registration statement to be signed on its behalf by the undersigned, in Montreal on this 25th day of July, 2008.

Tiger Renewable Energy Ltd.

By:	/s/ James Pak Chiu Leung
	Name:	James Pak Chiu Leung
	Title:	Principal Executive Officer

By:	/s/ Michel St-Pierre
	Name:	Michel St-Pierre
	Title:	Principal Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ James Pak Chiu Leung
Name:	James Pak Chiu Leung
Title:	Chief Executive Officer, President and Director
Dated: July 25, 2008

/s/ Naim Kosaric*
Name:	Naim Kosaric*
Title:	Director
Dated: July 25, 2008

/s/ Robert Clarke**
Name:	Robert Clarke **
Title:	Director
Dated: July 25, 2008

* Executed by Mr. James Pak Chiu Leung pursuant to the Power of Attorney executed on October 26, 2007 granting signatory authority to Mr. James Pak Chiu Leung by each such person as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement. Such powers are hereby filed as Exhibit 24.1 hereto and incorporated herein by reference thereto.

** Executed by Mr. James Pak Chiu Leung pursuant to the power of Attorney executed on July 21, 2008 granting signatory authority to Mr. James Pak Chiu Leung by each such person as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement. Such powers are hereby filed as Exhibit 24.2 hereto and incorporated herein by reference thereto.

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibits

Exhibit 3.1	Articles of Incorporation, incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on December 17, 2004.

Exhibit 3.2	Bylaws, incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on December 17, 2004.

Exhibit 3.3	Articles of Incorporation, as amended, incorporated by reference to Exhibit 3.3 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on November 30, 2006.

Exhibit 3.4	Amendment to the Company’s Bylaws, incorporated by reference to Exhibit 3.4 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on July 17, 2007.

Exhibit 5.1
Opinion of Michael Morrison, Nevada counsel to the Company. Opinion based upon Nevada state law. Incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-1/A, filed with the Securities and Exchange Commission on March 4, 2008.

Exhibit 10.1	Subscription Agreement, incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on December 17, 2004.

Exhibit 10.2
Purchase Agreement, dated as of September 1, 2006, between the Company and Gallant Energy International Inc., incorporated by reference to Exhibit 10.2 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on September 18, 2006.

Exhibit 10.3
Securities Purchase Agreement, dated as of June 5, 2006, between Nigel Johnson, Alfred Nutt, Fiducie Chevrette, Gaetan Leonard, Lai Yin Cheung, Capex Investments Limited, and Sun Rich International Limited, incorporated by reference to Exhibit 10.3 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on October 23, 2006.

Exhibit 10.4	Form of Indemnification Agreement, incorporated by reference to Exhibit 10.4 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on October 23, 2006.

Exhibit 10.5
Loan Agreement, dated as of September 30, 2006, between the Company and Asset Protection Fund Limited, incorporated by reference to Exhibit 10.5 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on October 23, 2006.

Exhibit 10.6
Letter of Intent, dated as of December 29, 2006, between the Company and Xinjiang Yili Agricultural Division Supply and Sales Company, incorporated by reference to Exhibit 10.6 to the Company’s Report on Form 10-KSB, filed with the Securities and Exchange Commission on March 15, 2007.

Exhibit 10.7
Purchase Agreement, dated as of December 29, 2006, between Xinjiang Yajia Distillate Company Limited and Xinjiang Yili Agricultural Division Supply and Sales Company, incorporated by reference to Exhibit 10.7 to the Company’s Report on Form 10-KSB, filed with the Securities and Exchange Commission on March 15, 2007.

Exhibit 10.8
Stock Purchase Agreement by and between the Company and Emper Overseas S.A, dated March 8, 2007, incorporated by reference to Exhibit 10.8 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on July 16, 2007.

Exhibit 10.9
Series A Warrant issued to Emper Overseas S.A, dated March 8, 2007, incorporated by reference to Exhibit 10.9 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on July 16, 2007.

Exhibit 10.10
Stock Purchase Agreement by and between the Company and Aton Select Fund Limited, dated March 8, 2007, incorporated by reference to Exhibit 10.10 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on July 16, 2007.

Exhibit 10.11
Series A Warrant issued to Aton Select Fund Limited, dated March 8, 2007, incorporated by reference to Exhibit 10.11 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on July 16, 2007.

Exhibit 10.12
Stock Purchase Agreement by and between the Company and Simeon Securities S.A., dated March 12, 2007, incorporated by reference to Exhibit 10.8 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on July 16, 2007.

Exhibit 10.13
Series A Warrant issued to Simeon Securities S.A., dated March 10, 2007, incorporated by reference to Exhibit 10.13 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on July 16, 2007.

Exhibit 10.14
Stock Purchase Agreement by and between the Company and Capinvest LLC, dated March 16, 2007, incorporated by reference to Exhibit 10.14 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on July 16, 2007.

Exhibit 10.15
Series A Warrant issued to Capinvest LLC, dated March 16, 2007, incorporated by reference to Exhibit 10.15 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on July 16, 2007.

Exhibit 10.16
Stock Purchase Agreement by and between the Company and Adagio Marine Ltd, dated July 27, 2007, incorporated by reference to Exhibit 10.16 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on September 20, 2007.

Exhibit 10.17
Series A Warrant issued to Adagio Marine Ltd, dated July 27, 2007, incorporated by reference to Exhibit 10.17 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on September 20, 2007.

Exhibit 10.18
Stock Purchase Agreement by and between the Company and VP Bank (Schweiz) AG, dated November 1, 2006, incorporated by reference to Exhibit 10.18 to the Company’s Report on Form 10-KSB, filed with the Securities and Exchange Commission on October 19, 2007.

Exhibit 10.19
Series A Warrant issued to VP Bank (Schweiz) AG, dated November 1, 2006, incorporated by reference to Exhibit 10.19 to the Company’s Report on Form 10-KSB, filed with the Securities and Exchange Commission on October 19, 2007.

.
Exhibit 10.20
Stock Purchase Agreement by and between the Company and Sal. Oppenheim Jr. & Cie (Schweiz) AG, dated November 1, 2006, incorporated by reference to Exhibit 10.20 to the Company’s Report on Form 10-KSB, filed with the Securities and Exchange Commission on October 19, 2007.

Exhibit 10.21
Series A Warrant issued to Sal. Oppenheim Jr. & Cie (Schweiz) AG, dated November 1, 2006, incorporated by reference to Exhibit 10.21 to the Company’s Report on Form 10-KSB, filed with the Securities and Exchange Commission on October 19, 2007.

Exhibit 10.22
Stock Purchase Agreement by and between the Company and Portu Finance Inc., dated November 1, 2006, incorporated by reference to Exhibit 10.22 to the Company’s Report on Form 10-KSB, filed with the Securities and Exchange Commission on October 19, 2007.

Exhibit 10.23
Series A Warrant issued to Portu Finance Inc., dated November 1, 2006, incorporated by reference to Exhibit 10.23 to the Company’s Report on Form 10-KSB, filed with the Securities and Exchange Commission on October 19, 2007.

Exhibit 10.24	Joint Venture Agreement by and between the Company, Xinjiang Wangye Brewing Co. Ltd. and Guangdong Kecheng Trading Co., dated as of November 23, 2006.

Exhibit 10.25	Memorandum by and between the Company, Xinjiang Wangye Brewing Co. Ltd. and Guangdong Kecheng Trading Co., dated as of November 25, 2006.

Exhibit 10.26	Memorandum by and between the Company, Xinjiang Wangye Brewing Co. Ltd. and Guangdong Kecheng Trading Co., dated as of June 6, 2007.

Exhibit 14.1	Code of Conduct, incorporated by reference to Exhibit 14.1 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on August 31, 2006.

Exhibit 14.2	Equity Incentive Plan, incorporated by reference to Exhibit 14.2 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on October 23, 2006.

Exhibit 14.3	Audit Committee Charter, incorporated by reference to Exhibit 14.3 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on October 23, 2006.

Exhibit 14.4	Whistleblower Procedures Policy, incorporated by reference to Exhibit 14.4 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on October 23, 2006.

Exhibit 14.5	Governance Charter, incorporated by reference to Exhibit 14.5 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on October 23, 2006.

Exhibit 14.6	Compensation Charter, incorporated by reference to Exhibit 14.6 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on October 23, 2006.

Exhibit 16	Letter of Malone & Bailey, PC to the Commission, dated as of July 18, 2008.

Exhibit 21
List of Subsidiaries, incorporated by reference to Exhibit 21 to Post-Effective Amendment No. 2 to the Company’s registration statement on Form S-1/A, filed with the Securities and Exchange Commission on July 21, 2008.

Exhibit 23.1
Consent of Raymond Chabot Grant Thornton LLP, incorporated by reference to Exhibit 23.1 to Post-Effective Amendment No. 2 to the Company’s registration statement on Form S-1/A, filed with the Securities and Exchange Commission on July 21, 2008.

Exhibit 23.2
Consent of Malone & Bailey, PC, incorporated by reference to Exhibit 23.2 to Post-Effective Amendment No. 2 to the Company’s registration statement on Form S-1/A, filed with the Securities and Exchange Commission on July 21, 2008.

Exhibit 23.3	Consent of Michael Morrison, Nevada counsel to the Company (included in Exhibit 5.1).

Exhibit 24.1	Power of Attorney, incorporated by reference to Exhibit 24.1 to the Company's Registration Statement on Form S-1/A, filed with the Securities and Exchange Commission on March 17, 2008.

Exhibit 24.2
Power of Attorney, incorporated by reference to Exhibit 24.2 to Post-Effective Amendment No. 2 to the Company’s registration statement on Form S-1/A, filed with the Securities and Exchange Commission on July 21, 2008.

Exhibit 99.1	Form of Subscription Agreement, incorporated by reference to Exhibit 99.1 to the Company’s registration statement on Form SB-2/A, filed with the Securities and Exchange Commission on January 29, 2008.